Exhibit 4.1
THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT dated as of April 21, 2009 (the “Agreement”) is entered into among EMS Technologies, Inc., a Georgia corporation (“EMS”), EMS Technologies Canada, Ltd., a Canadian federal corporation (the “Canadian Borrower”; together with EMS, the “Borrowers”), the Guarantors, the Lenders party hereto, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).
RECITALS
     WHEREAS, the Borrowers, the Guarantors, the Lenders, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer entered into that certain Credit Agreement dated as of February 29, 2008 (as amended or modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrowers, the Guarantors, the Lenders, Bank of America, National Association, as Domestic Administrative Agent and Domestic L/C Issuer and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent and Canadian L/C Issuer entered into that certain Second Amendment to Credit Agreement and Consent dated as of February 13, 2009 (the “Second Amendment”); and
     WHEREAS, EMS has requested that the Lenders amend the Credit Agreement as set forth below and make the consents set forth below;
     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Consents. The Lenders hereby (i) consent to the dissolution of Akerstroms Trux, Inc., a Delaware corporation, (ii) agree that Satamatics, Inc. (“Satamatics”) and Satamatics Holdings, Inc. (“Satamatics Holdings”) shall not be required to become Domestic Loan Parties; provided that each of Satamatics and Satamatics Holdings are merged with and into LXE on or before April 30, 2009 and (iii) agree to not require the Loan Parties to cause LXE Italia SRL to become a Canadian Guarantor, as required by Section 5 of the Second Amendment. The above-referenced consents are limited solely to the matters described in the preceding sentence, and nothing contained in this Agreement shall be deemed to constitute a waiver of any rights or remedies the Domestic Administrative Agent, the Canadian Administrative Agent or any Lender may have under the Credit Agreement, the Loan Documents or applicable law.
     2. Amendments. The Credit Agreement is hereby amended as follows:
     (a) The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
     “LXE Italia SRL” means LXE Italia SRL, a company incorporated under the laws of Italy.

     (b) The definition of “Lux SNC Loan” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Lux SNC Loan” means that certain intercompany loan by EMS to Lux SNC in the principal amount of $27,633,745, as evidenced by that certain promissory note executed by Lux SNC in favor of EMS.
     (c) The definition of “Unsecured Canadian Guarantors” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:
     “Unsecured Canadian Guarantors” means the collective reference to EMS Lux SARL, Lux SNC, UK Acquisition Company, UK Target and each of the LXE Foreign Subsidiaries (other than LXE Italia SRL), and “Unsecured Canadian Guarantor” means any one of them.
     (d) A new Section 8.14 is hereby added at the end of Article VIII of the Credit Agreement to read as follows:
     8.14 Limitations on Lux SNC.
     Permit Lux SNC to (i) hold any assets other than the Equity Interests of EMS Lux SARL, (ii) have any liabilities (contingent or otherwise) other than (A) liabilities under the Loan Documents and (B) liabilities under the Lux SNC Loan or (iii) engage in any business other than (A) owing the Equity Interests of EMS Lux SARL and activities incidental or related thereto and (B) acting as a Canadian Guarantor hereunder.
     3. Condition Precedent. This Agreement shall be effective upon receipt by the Domestic Administrative Agent of counterparts of this Agreement duly executed by the Borrowers, the Guarantors, the Required Lenders, Bank of America, National Association, as Domestic Administrative Agent and Bank of America, National Association, acting through its Canada branch, as Canadian Administrative Agent.
     4. Amendments to Lux SNC Organizational Documents. On or before April 30, 2009, the Loan Parties shall cause the organizational documents of Lux SNC to be amended in a manner reasonably satisfactory to the Domestic Administrative Agent such that (i) the Domestic Administrative Agent is able to obtain a satisfactory lien on 65% of the Equity Interests of Lux SNC and (ii) the authorized business activities of Lux SNC are limited in a manner consistent with the terms of Section 8.14 of the Credit Agreement. The Loan Parties’ failure to comply with the terms of this Section 4 shall constitute an Event of Default under the Loan Documents.
     5. Miscellaneous.
     (a) The Credit Agreement, and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall continue and remain in full force and effect according to their terms.
     (b) The Guarantors (a) acknowledge and consent to all of the terms and conditions of this Agreement, (b) affirm all of their obligations under the Loan Documents and (c) agree that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge their obligations under the Credit Agreement or the other Loan Documents.

     (c) The Borrowers and each Guarantor hereby represent and warrant as follows:
     (i) Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.
     (ii) This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity.
     (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.
     (d) The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article VI of the Credit Agreement and in each other Loan Document are true and correct as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default.
     (e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.
     (f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
[Signature pages follow]

     Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:	EMS TECHNOLOGIES, INC.,
a Georgia corporation, as a Borrower and, with respect to the Canadian Obligations, as a Guarantor

By:
Name:
Title:

EMS TECHNOLOGIES CANADA, LTD.,
a Canadian federal corporation, as a Borrower

By:
Name:
Title:

DOMESTIC GUARANTORS:	LXE INC.,
a Georgia corporation

By:
Name:
Title:

FORMATION, INC.,
a New Jersey corporation

By:
Name:
Title:

ADVANCED INTEGRATED RECORDERS, INC., a Delaware corporation

By:
Name:
Title:

CANADIAN GUARANTORS:	990834 ONTARIO INC.,
an Ontario corporation

By:
Name:
Title:
EMS TECHNOLOGIES, INC. AND EMS TECHNOLOGIES CANADA, LTD.
THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

EMS HOLDINGS S.À.R.L.,
a Luxembourg private limited liability company

By:
Name:
Title:

EMS TECHNOLOGIES — LXE S.E.N.C.,
a Luxembourg general corporate partnership

By:
Name:
Title:

LXE (UK) LTD.,
a company incorporated in England and Wales

By:
Name:
Title:

EMS ACQUISITION COMPANY LIMITED,
a company incorporated in England and Wales

By:
Name:
Title:

SATAMATICS GLOBAL LIMITED,
a company incorporated in England and Wales

By:
Name:
Title:

LXE GMBH,
a limited liability company organized under the laws of Germany

By:
Name:
Title:

LXE BELGIUM NV,
a company incorporated and existing under the laws of Belgium

By:
Name:
Title:
EMS TECHNOLOGIES, INC. AND EMS TECHNOLOGIES CANADA, LTD.
THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

LXE NETHERLANDS BV,
a private company with limited liability organized under the laws of the Netherlands

By:
Name:
Title:

LXE NORDICS AB,
a Swedish corporation

By:
Name:
Title:

AKERSTRÖMS TRUX AB,
a Swedish corporation

By:
Name:
Title:
EMS TECHNOLOGIES, INC. AND EMS TECHNOLOGIES CANADA, LTD.
THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

DOMESTIC ADMINISTRATIVE AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION,
as Domestic Administrative Agent

By:
Name:
Title:

CANADIAN ADMINISTRATIVE AGENT:	BANK OF AMERICA, NATIONAL ASSOCIATION,
acting through its Canada branch, as Canadian Administrative Agent

By:
Name:
Title:

DOMESTIC LENDERS:	BANK OF AMERICA, NATIONAL ASSOCIATION,
as a Domestic Lender and Domestic L/C Issuer

By:
Name:
Title:

SUNTRUST BANK,
as a Domestic Lender,

By:
Name:
Title:

WACHOVIA BANK, N.A.,
as a Domestic Lender,

By:
Name:
Title:
EMS TECHNOLOGIES, INC. AND EMS TECHNOLOGIES CANADA, LTD.
THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT

CANADIAN LENDERS:	BANK OF AMERICA, NATIONAL ASSOCIATION,
acting through its Canada branch, as a Canadian Lender and Canadian L/C Issuer

By:
Name:
Title:

SUNTRUST BANK,
as a Canadian Lender,

By:
Name:
Title:

WACHOVIA BANK, N.A.,
as a Canadian Lender,

By:

Name:
Title:
EMS TECHNOLOGIES, INC. AND EMS TECHNOLOGIES CANADA, LTD.
THIRD AMENDMENT TO CREDIT AGREEMENT AND CONSENT